Exhibit 99.1

September 19, 2005

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Edward M. Jamison, President	702.878.0700
	Chief Executive Officer and Vice Chairman of the Board

	Cathy Robinson	702.878.0700
	Executive Vice President, Chief Financial Officer

COMMUNITY BANCORP ADDS TWO MEMBERS TO ITS BOARD OF DIRECTORS AND ONE

NEW EXECUTIVE OFFICER

Las Vegas, NV—September 19, 2005—Community Bancorp (NASDAQ: CBON) parent company of Community Bank of Nevada, today announced that Jack Woodcock and Lawrence Scott have been appointed to the Board of Directors of both Community Bancorp and Community Bank of Nevada effective September 15, 2005. Additionally Tom McGrath has joined Community Bank as Executive Vice President and Chief Risk Manager.

Mr. Woodcock joins the Board of Directors of the Company and Community Bank of Nevada having previously served as a director of Bank of Commerce which was recently merged into Community Bank of Nevada. Mr. Woodcock is the owner and President of Prudential Americana Group Realtors, one of the largest residential brokerage firms in Southern Nevada.

Mr. Scott has been with the Company and the Bank as Executive Vice President and Chief Operating Officer for 4 years. Mr. Scott was Executive Vice President and Chief Credit Officer for First Security Bank of Nevada prior to joining the Company. Mr. Scott brings more than 25 years of local banking experience to the Company.

Mr. McGrath will serve as Executive Vice President of Community Bank of Nevada as the Chief Risk Manager. Mr. McGrath was most recently retained by KPMG, LLP as a senior consultant in their Financial Risk Management –Bank Regulatory Advisory Services group in Washington, D.C. Prior to that position Mr. McGrath was employed with the Board of Governors of the Federal Reserve System in Washington D.C. and had responsibility for oversight of the Federal Reserve’s supervision of bank and bank holding companies in the various Federal Reserve Districts. Mr. McGrath has more than 35 years working in the financial service industry with the Federal Reserve System and Office of the Comptroller of the Currency.

Community Bancorp (headquartered in Las Vegas, Nevada) strives to be a high performing bank holding company for the long-term benefit of its shareholders, customers and employees. The Company, through its principal subsidiary, Community Bank of Nevada, implements its strategy by focusing on meeting the commercial banking needs associated with the population and economic growth of the greater Las Vegas area and by combining outstanding service, competitive financial products, local expertise and advanced technology to best serve the needs of its customers. Founded in 1995, Community Bank of Nevada offers full-service community banking through 9 branches, in the City of Las Vegas, Henderson and unincorporated Clark County, Nevada. The Company consistently ranks among the top performing banks in the State of Nevada and western region. For further information on the Company, please visit our web site at www.communitybanknv.com

FORWARD LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, the economic condition of the Las Vegas market, net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on theses and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp and PSLRA’s safe harbor provisions.

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